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                                                                    EXHIBIT 10.2

                                AGREEMENT OF SALE

      THIS AGREEMENT OF SALE (hereinafter this "Agreement") is made and entered into as of the 22nd day of February, 2005 (the "Closing Date"), by and between Chemicon Specialty Media, Inc., a Delaware Corporation, and a wholly owned subsidiary of Chemicon International, Inc. (the "Purchaser"), Sentigen Holding Corp., a Delaware Corporation (the "Parent"), and Cell & Molecular Technologies, Inc., a Delaware Corporation (the "Seller").

                                   WITNESSETH:

      WHEREAS, Seller is the owner of a certain parcel of land (hereinafter the "Land"), located at 580 Marshall Street, Town of Phillipsburg, County of Warren, State of New Jersey, identified on the tax assessment map of said Town as Tax Lot 1005, Block 2 and more particularly described on Exhibit A attached hereto and made a part hereof, together with all improvements constructed thereon (the "Improvements"), all right, title and interest, if any, of Seller in and to any lands lying in the bed of any stream, street road or highway, open or proposed, in front of, adjacent to or adjoining the Land, and all right, title and interest of Seller in and to any awards to be made after the Closing Date in lieu thereof and in and to any unpaid award for damage to the Land by reason of the change of any street, or rights of way and easements appurtenant to said Land which are now used in connection therewith (the Land and Improvements are herein collectively referred to as the "Premises");

      WHEREAS, Purchaser will pay off the loan (the "Loan") secured by the mortgage held by Phillipsburg National Bank (the "Mortgage") and attached as
Exhibit 4.4(b) of the Asset Purchase Agreement; and

      WHEREAS, Seller is desirous of selling the Premises and the Purchaser is desirous of purchasing same on the terms and conditions hereafter set forth.

      NOW THEREFORE, in consideration of the covenants and agreements hereinafter contained, the parties hereto agree as follows:

   1. THE SALE. Upon and subject to the terms and conditions of this Agreement, Seller hereby sells and conveys the Premises to Purchaser, and Purchaser hereby purchases the Premises from Seller.

   2. CONDITION OF TITLE. The sale is being made by Seller to Purchaser hereunder subject to the Permitted Exceptions. "Permitted Exceptions" means (i) Liens for taxes, water charges, sewer rents and assessments not yet due and payable, (ii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course consistent with past practice, (iii) the Mortgage and all Liens arising out of or relating to the Loan secured by such Mortgage, (iv) any state of facts which a current, accurate survey or inspection of the Premises would disclose; (v) zoning, building, land use and other laws, ordinances, rules and regulations, and landmark or historic designations; and (vii) all Liens and other matters of record.

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   3. CONCURRENT SALE. The sale is being made concurrently with the sale (the
      "Concurrent Sale") to the Purchaser of the personal property comprising the assets of the Specialty Media Division (the "Division") of the Seller pursuant to that certain Asset Purchase Agreement, dated the date hereof (the "Asset Purchase Agreement"), among the Purchaser, the Parent and the Seller. The consideration for the sale of the Premises being paid concurrently herewith is Four Hundred and Five Thousand Dollars ($405,000). All capitalized terms used herein without definition shall have the meanings set forth in the Asset Purchase Agreement.

   4. CLOSING DELIVERIES.

         a. The following deliveries are being made by Seller at the closing (the "Closing"):

          i. a bargain and sale deed with covenants against grantor's acts, in the proper form for recording so as to convey to Purchaser title in fee simple to the Premises, subject only to the Permitted Exceptions and the Buyer either assuming or paying off the Mortgage, the form of which is attached hereto as Exhibit B.

          ii. a certified copy of resolutions adopted by the Board of Directors of Seller authorizing the sale of the Premises.

          iii. an Affidavit as to its Non-Foreign Person Status, attached hereto as Exhibit C.

          iv. to the extent then in Seller's possession, originals (if available) or copies of all warranties and guarantees affecting the Premises or parts thereof, if any, and an executed assignment of all Seller's rights, title and interest thereto to the extent assignable by Seller.

          v. all plans, specifications, keys, certificates of occupancy and licenses relating to the use, occupancy and operation of the Premises, which it may have in its possession, regardless of whether originals or copies (where applicable).

          vi.   a completed 1099 reporting form.

          vii. a closing statement showing all payments, adjustments, and prorations of expenses at Closing.

          viii. a "letter of non-applicability", "no further action" letter with respect to the Premises or a "negative declaration" from the New Jersey Department of Environmental Protection ("NJDEP") stating that the Premises are no longer subject to the provisions of the Industrial Site Recovery Act ("ISRA").

         b. The Purchaser and the Seller are executing and delivering to the other the Post-Closing Adjustment Letter, attached hereto in the form of Exhibit D.

   5. APPORTIONMENTS. The following are to be apportioned as of the date hereof, with said date being a day of income and expense to Purchaser.

         A. Any taxes, assessments, sewer, water or other municipal charges, if any, on the basis of the fiscal year for which assessed. If the Closing shall occur before the final tax bill is fixed, the apportionment of real estate taxes shall be upon the basis of a preliminary tax bill for the Premises.

         B. All assessments imposed by any governmental agency (herein "Assessments") for
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            improvements to the Premises for work completed on or before the date hereof shall be paid in full by Seller at Closing. If at the time for the delivery of the deed, the Premises or any part thereof shall be or shall have been affected by an Assessment or Assessments for work for which Seller is obligated to pay which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purposes of this Agreement all of the unpaid installments of any such Assessment, including those which are to become due and payable after the delivery of the deed, shall be deemed to be due and payable and to be liens upon the Premises affected thereby and shall be paid and discharged by the Seller thereof, upon the delivery of the deed. The provisions of this Section 5.b. shall survive Closing.

         C. Notwithstanding the above, if any of the aforesaid prorations and costs cannot be accurately calculated as of the Closing, then such proration or cost shall be calculated as soon as reasonably possible thereafter and the party owing the other party a sum as a result of such calculation shall promptly pay said sum to the other party.

   6. BROKERAGE COMMISSIONS.

         A. Seller represents and warrants that Purchaser has not dealt with any broker in connection with the sale of the Premises. Seller will indemnify and hold harmless Purchaser from and against any and all claims, loss, liability, cost and expense (including reasonable attorney's fees) resulting from any claim that may be made against Purchaser by any broker or other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by or on account of any act of Seller or Seller's representatives. Purchaser represents and warrants that Purchaser has not dealt with any broker in connection with the purchase of the Premises. Purchaser will indemnify and hold harmless Seller from and against any and all claims, loss, liability, cost and expense (including reasonable attorney's fees) resulting from any claim that may be made against Seller by any broker or other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by or on account of any act of Purchaser or Purchaser's representatives.

         B. The representations made by Seller and Purchaser in this Section 6 shall survive the Closing.

   7. MERGER OF ALL PRIOR UNDERSTANDINGS. It is understood and agreed that all understandings and agreements heretofore had between Seller and Purchaser regarding the Premises are merged in this Agreement, which together with the Asset Purchase Agreement fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Agreement, made by the other.

   8. NO ORAL CHANGE; ASSIGNMENT. This Agreement may not be changed or terminated

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      orally. The stipulations aforesaid are to apply to and bind the legal representatives, successors and assigns of the respective parties. Purchaser shall have the absolute right to assign this Agreement, but such assignment shall not constitute a release by Seller to Purchaser of its obligations hereunder.

   9. TITLE INSURANCE; OTHER CLOSING EXPENSES.

         A. SELLER'S COSTS. Seller shall pay, in addition to its apportionments, the cost of its legal counsel, the New Jersey realty transfer tax, and all other costs and expenses in connection with the transfer of title hereunder assumed by Seller.

         B. PURCHASER'S COSTS. Purchaser shall pay, in addition to its apportionments, the cost of its legal counsel, accountants, engineers, architects and advisors, plus the cost, if applicable, of its title commitment or abstract and the title insurance issued pursuant thereto, and any survey required or obtained by Purchaser, and all other costs and expenses in connection with the transfer of title that are not expressly assumed by Seller under this Agreement.

   10. NOTICES. All notices, demands, consents, requests or other communications provided for or permitted to be given hereunder by a party hereto pursuant to this Agreement must be in writing and must be given in accordance with
      Section 8.1 of the Asset Purchase Agreement. Furthermore, a copy of any such notice, demand, consent, request or other communication given to the Purchaser shall be furnished in the same manner to Booker, Rabinowitz, Trenk, Lubetkin, Tully, DiPasquale & Webster, P.C., 100 Executive Drive, Suite 100, West Orange, NJ 07052, Attention: Elnardo J. Webster II.

   11. GOVERNING LAW. The Parties hereby acknowledge that the enforcement of the terms and conditions of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to its choice of law rules. However, enforcement of any title provisions or obligations relating directly to the Owned Real Property shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its choice of law rules.

   12. RECORDING. Neither this Agreement nor any memorandum thereof may be recorded.

   13. MISCELLANEOUS.

         A. CAPTIONS AND HEADINGS. The paragraph and/or section headings and the arrangement of this Agreement are for the convenience of the parties hereto and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

         B. PURCHASER'S RESERVED RIGHT. Notwithstanding anything to the contrary set forth herein, Purchaser at any time reserves the right to waive any contingency in this Agreement.

         C. SINGULAR, PLURAL, ETC. Wherever herein the singular number is used the same

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            shall include the plural and the masculine gender shall include the feminine and neuter genders and vice versa, as the context shall require.

         D. COUNTERPARTS. This Agreement may be executed in several counterparts, which shall constitute one and the same instrument.

         E. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Seller and Purchaser hereto and their respective heirs, personal representatives, successors and assigns.

         F. FURTHER ASSURANCES. Seller and Purchaser each agree to execute any and all documents necessary to effectuate the purposes of this Agreement.

         G. PATRIOT ACT. Purchaser is not a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on the OFAC's specially designated and blocked persons lists) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

         H. DEFINITIONS. All definitions in the Asset Purchase Agreement are hereby incorporated into this Agreement and are hereby made a part as if set forth in full herein.

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      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            CHEMICON SPECIALTY MEDIA, INC.

                                            /s/ Harold Ingalls
                                            ------------------------

                                            SENTIGEN HOLDING CORP.

                                            /s/ Fredrick B. Rolff
                                            ------------------------

                                            CELL & MOLECULAR TECHNOLOGIES,
                                            INC.

                                            /s/ Fredrick B. Rolff
                                            ------------------------

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                                    EXHIBIT A

                               DESCRIPTION OF LAND

All that certain tract, lot and parcel of land lying and being in the Town of Phillipsburg, County of Warren, and State of New Jersey, being more particularly described as follows: BEGINNING AT A POINT IN THE NORTHERLY RIGHT OF WAY OF HECKMAN STREET, SAID POINT BEING THE SOUTHEASTERLY CORNER OF BLOCK 1005, LOT 3 LANDS NOW OR FORMERLY OF THE NORTON PARTNERSHIP AND THE POINT OF BEGINNING REFERRED TO IN A DEED BETWEEN WILLIAM M. NORTON, JR., AND WILLIAM M. NORTON, DATED NOVEMBER 6, 1985 RECORDED IN BOOK 938 PAGE 115 AND BEING ALSO DISTANT
367.33 FEET IN A NORTHEASTERLY DIRECTION ALONG THE NORTHWESTERLY SIDE LINE OF HECKMAN STREET FROM ITS INTERSECTION WITH THE NORTHEASTERLY SIDE LINE OF ANDERSON STREET AND RUNNING THENCE(1) ALONG THE EASTERLY LINE OF LOT 3, NORTH THIRTY-SEVEN DEGREES, FIFTY-THREE MINUTES, TWENTY-SEVEN SECONDS WEST (N. 37(degree) 53' 27" W) A DISTANCE OF ONE HUNDRED NINETY-FIVE AND TWENTY-NINE HUNDREDTHS FEET (195.29') TO A POINT IN THE SOUTHERLY RIGHT OF WAY OF MARSHALL STREET, BEING THE NORTHEASTERLY CORNER OF LOT 3 THENCE (2) ALONG THE SOUTHERLY RIGHT OF WAY OF MARSHALL STREET, NORTH SIXTY-EIGHT DEGREES, FORTY-NINE MINUTES, NO SECONDS EAST (N. 68(degree) 49' 00" E), A DISTANCE OF ONE HUNDRED THIRTY-FIVE AND NINETY-FOUR HUNDREDTHS FEET (135.94') TO A POINT, BEING THE NORTHWESTERLY CORNER OF BLOCK 1005, LOT 1 LANDS NOW OR FORMERLY OF WILLIAM M. NORTON, THENCE
(3) ALONG THE WESTERLY LINE OF LOT 1, SOUTH THIRTY-EIGHT DEGREES, THIRTY-EIGHT MINUTES, FIFTY-THREE SECONDS EAST (S. 38(degree) 38' 53" E) A DISTANCE OF ONE HUNDRED FIFTY-EIGHT AND SEVENTY-FOUR HUNDREDTHS FEET (158.74') TO A POINT IN THE NORTHERLY RIGHT OF WAY OF HECKMAN STREET, BEING THE SOUTHWESTERLY CORNER OF LOT 1 THENCE (4) ALONG THE NORTHERLY RIGHT OF WAY OF HECKMAN STREET, SOUTH FIFTY-THREE DEGREES, TWELVE MINUTES, NO SECONDS WEST (S.53(degree) 12' 00" W) A DISTANCE OF ONE HUNDRED THIRTY-TWO AND THIRTY-TWO HUNDREDTHS FEET (132.32') TO THE POINT AND PLACE OF BEGINNING

ALL IN ACCORDANCE WITH A SURVEY PREPARED BY WILLIAM ASSOCIATES, INC., L.S., DATED DECEMBER 23, 1996.

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                                    EXHIBIT B

                              BARGAIN AND SALE DEED

                                    EXHIBIT C

                            NON-FOREIGN CERTIFICATION
                           UNDER INTERNAL REVENUE CODE
                               SECTION 1445(b)(2)

      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform Chemicon Specialty Media, Inc., a Delaware Corporation, and wholly owned subsidiary of Chemicon International, Inc. (the "Purchaser") that withholding of tax will not be required upon the disposition of a U.S. real property interest by Cell & Molecular Technologies, Inc., a Delaware Corporation (the "Seller"), the undersigned hereby certifies to Purchaser the following:

      1. The Seller is not a "foreign corporation," "foreign partnership," "foreign trust" or "foreign estate" (as those terms are defined in Section 1445 of the Internal Revenue Code and Income Tax Regulations);

      2. The Seller is not a "disregarded entity" as defined in Treasury Regulation ss. 1.1445-2(b)(2)(iii);

      3.    The Seller's taxpayer identification number is _____________ ; and

      4.    The Seller's address is ________________________________________.

      The Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury the undersigned declare that, to the best of their knowledge and belief, all the information stated in this Certificate is accurate and complete.

                                           CELL & MOLECULAR TECHNOLOGIES, INC.

                                           By:
                                               ---------------------------------
                                            Name:
                                            Title:

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                                    EXHIBIT D

                         POST CLOSING ADJUSTMENT LETTER
                           ____________________, 2005

Serologicals Corporation
5655 Spalding Drive
Norcross, GA 30092

RE:  Agreement of Sale
     580 Marshall Street
     Lot, Block, Phillipsburg, New Jersey

Gentlemen:

      This document shall serve as a letter agreement with respect to the closing of title under that certain Agreement of Sale dated______________________________, 2005 by and between Chemicon Specialty
Media, Inc., a Delaware Corporation, and a wholly owned subsidiary of Chemicon International, Inc. (the "PURCHASER"), Sentigen Holding Corp., a Delaware Corporation (the "PARENT") and Cell & Molecular Technologies, Inc., a Delaware Corporation (the "SELLER") as to the following matters:

      1. It is agreed that all closing adjustments as more fully set forth on the attached Statement of Closing Title have been computed as of ________________________, 2005.

      2. If any errors or omissions have been made in any closing adjustment, we will correct the same at the request of either party hereto within one (1) year from the date of this letter,

      3. Any party responsible to make a payment to the other will do so within thirty (30) days of receipt of notice that an amount is due together with adequate supporting data for such amount.

      4. The provisions of this letter agreement with respect to closing adjustments shall survive the closing of title to the referenced property for a period of one (1) year.

      Please acknowledge your agreement to the foregoing by countersigning this letter agreement below in the space provided.

                                            CELL & MOLECULAR TECHNOLOGIES, INC.

                                            By:
                                               --------------------------------
                                             Name:

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Title:

ACCEPTED AND AGREED TO:

CHEMICON SPECIALTY MEDIA, INC.

By:
    -----------------------------
      Name:
      Title: